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EXHIBIT 16

June 10, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:      Dataworld Solutions, Inc.

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Dataworld Solutions, Inc. dated May 16, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP